IQST – iQSTEL Expects To Meet Nasdaq Shareholder Equity Requirement Imminently

New York, NY, Dec. 30, 2021 (GLOBE NEWSWIRE) -- iQSTEL, Inc. (OTCQX: IQST) today released another letter to shareholders from the CEO, Leandro Iglesias, in an ongoing series of updates in conjunction with the company’s ongoing initiative to up-list on to Nasdaq. The CEO’s latest letter to shareholders is included in its entirety below:

Dear Shareholders:

The new year is hours away and I could not be more pleased or proud of all iQSTEL’s accomplishments in 2021. I will share today the latest updates and one particularly exciting milestone that will usher us promptly along our way to a Nasdaq listing in 2022.

We have already announced that iQSTEL will exceed its $60.5 million 2021 revenue forecast. Today, I’m happy to share that as of the writing of this letter, we have surpassed $64 million inching past our revised $63 million 2021 revenue forecast. We will finish 2021 in a very good position for continued rapid revenue growth and well on our way to meeting our net income positive $90 million revenue forecast for 2022.

In addition to our improved 2021 revenue, our EV motorcycles will be rolling off the production line any minute now. We plan to publish videos of this exciting event within the next few days.

Tony Abdo is rapidly coming up to speed in his new leadership role as Executive President of the iQSTEL Fintech Business and CEO EVOSS Business Division. I can’t wait to share with you the results of his leadership in 2022.

In conjunction with the strategic financing initiative in excess of $50 million and approved by our independent Board of Directors (BOD) that has been disclosed in my previous communications, we expect to close on an initial $2.75 million before the clock strikes midnight on New Year’s Eve. This financing milestone will bring iQSTEL’s 2021 financial statement into compliance with Nasdaq’s minimum stockholder equity requirement and help expedite our uplisting in 2022. We remain confident we can achieve a Nasdaq uplisting in the first half of 2022.

In regard to the overall strategic financing, we expect to finalize terms imminently and execute a term sheet before close of business on Friday this week for $60 million in funding over a three-year period. Our intent is to primarily dedicate funds toward our ongoing merger and acquisition campaign.

I remain optimistic that when we publish our 2021 audited financial statement with over $64 million in revenue and shareholder equity in compliance with Nasdaq’s minimum listing standards, the IQST share price will come into alignment with its yet unrecognized value in the marketplace meeting Nasdaq’s minimum share price requirements.

Thank you again for all your continued support and please enjoy your holidays, but also keep an eye out for additional shareholder letters between now and the end of the year.

Happy New Year,
Leandro Iglesias
CEO

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly-listed company holding an Independent Board of Directors and Independent Audit Committee offering leading-edge services through its two business divisions and each of them with independent brands. The B2B division, Brand IQSTelecom offering Telecommunications, Internet of Things, Technology and Blockchain platforms services, the target market for the B2B division is Global Markets. The B2C division, Brand EVOSS offering EV Electric Motorcycles, Fintech Ecosystem, the target market for this business division is Latin America, and the Spanish speakers in the USA. The company has presence in 15 countries, and its products and services are used in several industries as Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. IQSTEL announced on February 17th 2021 that it became a Debt Free Company and is now completely debt free with no Convertible Notes, Warrants, Promissory Notes or Settlement Agreements from its Balance Sheet.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907, IR Email: investors@iqstel.com
Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com

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